Exhibit 5.1
Simpson Thacher & Bartlett llp
425 Lexington Avenue
New York, N.Y. 10017-3954
(212) 455-2000

Facsimile (212) 455-2502

                                                            May 27, 2009
HCA Inc.
One Park Plaza
Nashville, TN 37203
Ladies and Gentlemen:
     We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedule I (each such subsidiary a “Guarantor,” and such subsidiaries collectively, the “Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company and the guarantors listed therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to sales in the secondary market by persons that may be deemed to be affiliates of the Company of (i) the Company’s $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and $1,577,813,000 aggregate principal amount of 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (collectively, the “2006 Second Lien Notes”) and the guarantees (the “2006 Second Lien Notes Guarantees”) of the 2006 Second Lien Notes issued under the indenture, dated as of November 17, 2006 (the “2006 Second Lien

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Indenture”), by and among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee (the “2006 Second Lien Trustee”), (ii) the Company’s $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017 (the “2009 Second Lien Notes”) and the guarantees of the 2009 Second Lien Notes (the “2009 Second Lien Notes Guarantees”) issued under the indenture dated as of February 19, 2009 (the “2009 Second Lien Indenture”), by and among the Company, the guarantors named therein, The Bank of New York Mellon, as collateral agent, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2009 Second Lien Trustee”), and (iii) the Company’s $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019 (the “2009 First Lien Notes” and, together with the 2006 Second Lien Notes and the 2009 Second Lien Notes, the “Securities”) and the guarantees of the 2009 First Lien Notes (the “2009 First Lien Notes Guarantees” and, together with the 2006 Second Lien Notes Guarantees and the 2009 Second Lien Notes Guarantees, the “Guarantees”) issued under the indenture, dated as of April 22, 2009, by and among the Company, the guarantors named therein, the Bank of America, N.A., as collateral agent, Law Debenture Trust Company of New York, as trustee (the “2009 First Lien Trustee” and, together with the 2006 Second Lien Trustee and the 2009 Second Lien Trustee, the “Trustees”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “2009 First Lien Indenture” and, together with the 2006 Second Lien Indenture and the 2009 First Lien Indenture, the “Indentures”).
     We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we

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have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustees.
     We have assumed further that the execution, delivery and performance by the Company and each of the Guarantors of the Indentures, the Securities and the Guarantees did not and do not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. The Securities constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     2. The Guarantees by the Guarantors constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting

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creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States (other than any Health Care Law) and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.
     As used herein, Health Care Laws refer to any matters subject to any statute, judicial ruling or decree, and any administrative or governmental regulation of the United States of America or any state or other political subdivision thereof pertaining to the operation of hospitals and other health care facilities or the provision of health care services, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996; the Balanced Budget Act of 1997; Titles XVIII and XIX of the Social Security Act, 42 U.S.C. § 1395 et seq. and § 1396 et seq.; the federal anti-kickback statute, 42 U.S.C. §1320a-7b(b); the civil monetary penalties law, 42 U.S.C. § 1320a-7a; the civil False Claims Act, 31 U.S.C. §§ 3729-3733; the administrative False Claims Act, 42 U.S.C. § 1320a-7b(a); the “Stark” physician self-referral law, 42 U.S.C. § 1395nn, and similar state laws; the Emergency Medical Treatment and Active Labor Act; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (P.L. 108-173); the Deficit Reduction Act of 2005; the American Recovery and Reinvestment Act of 2009; federal, state and local licensing, certification and accreditation regulations; and state laws relating to Certificates of Need, and the rules and regulations promulgated thereunder.

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     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I
Guarantors That Are Corporations, Limited Liability Companies or Limited
Partnerships Incorporated or Formed in the State of Delaware

Jurisdiction of
Incorporation or
Entity Name	Formation
American Medicorp Development Co.	DE
Centerpoint Medical Center of Independence, LLC	DE
CHCA Bayshore, L.P.	DE
CHCA Conroe, L.P.	DE
CHCA Mainland, L.P.	DE
CHCA West Houston, L.P.	DE
CHCA Woman’s Hospital, L.P.	DE
CMS GP, LLC	DE
Columbia Rio Grande Healthcare, L.P.	DE
Columbia Valley Healthcare System, L.P.	DE
Dallas/Ft. Worth Physician, LLC	DE
Edmond Regional Medical Center, LLC	DE
EP Health, LLC	DE
Fairview Park GP, LLC	DE
General Healthserv, LLC	DE
Good Samaritan Hospital, L.P.	DE
Goppert-Trinity Family Care, LLC	DE
GPCH-GP, Inc.	DE
Grand Strand Regional Medical Center, LLC	DE
HCA — IT&S Field Operations, Inc.	DE
HCA — IT&S Inventory Management, Inc.	DE
HCA Management Services, L.P.	DE
Healthtrust MOB, LLC	DE
Hospital Development Properties, Inc.	DE
HSS Holdco, LLC	DE
HSS Systems VA, LLC	DE
HSS Systems, LLC	DE
JFK Medical Center Limited Partnership	DE
Lakeland Medical Center, LLC	DE
Lakeview Medical Center, LLC	DE
Lewis-Gale Medical Center, LLC	DE
Management Services Holdings, Inc.	DE
Medical Centers of Oklahoma, LLC	DE
Medical Office Buildings of Kansas, LLC	DE
Midwest Division — ACH, LLC	DE
Midwest Division — LRHC, LLC	DE

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Jurisdiction of
Incorporation or
Entity Name	Formation
Midwest Division — LSH, LLC	DE
Midwest Division — MCI, LLC	DE
Midwest Division — MMC, LLC	DE
Midwest Division — OPRMC, LLC	DE
Midwest Division — PFC, LLC	DE
Midwest Division — RMC, LLC	DE
Midwest Division — RPC, LLC	DE
Midwest Holdings, Inc.	DE
Notami Hospitals, LLC	DE
Outpatient Cardiovascular Center of Central Florida, LLC	DE
Palms West Hospital Limited Partnership	DE
Plantation General Hospital, L.P.	DE
Reston Hospital Center, LLC	DE
Riverside Hospital, Inc.	DE
Samaritan, LLC	DE
San Jose Healthcare System, LP	DE
San Jose Hospital, L.P.	DE
San Jose Medical Center, LLC	DE
San Jose, LLC	DE
SJMC, LLC	DE
Terre Haute Hospital GP, Inc.	DE
Terre Haute Hospital Holdings, Inc.	DE
Terre Haute Regional Hospital, L.P.	DE
Trident Medical Center, LLC	DE
Utah Medco, LLC	DE
Wesley Medical Center, LLC	DE

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